Exhibit 10.37

COHEN BROTHERS, LLC

2010 Executive Officers’ Cash Bonus Plan

1. Purpose. The purpose of the Cohen Brothers, LLC 2010 Executive Officers’ Cash Bonus Plan (the “Plan”) is to provide cash bonuses for eligible participants based on such participants’ performance in 2009 and to provide an incentive to such participants to continue in the employ of Cohen Brothers, LLC (the “Company”). The payment of cash bonuses under the Plan will be made in February 2010, contingent on the eligible Participants providing services to the Company through December 31, 2010 and such other requirements as may be set forth herein.

2. Definitions. The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

(a) “Cause” shall mean (1) the Participant’s willful and deliberate failure to perform his or her material duties (other than as a result of his or her total or partial incapacity due to physical or mental illness); (2) the material breach of the terms of any agreement between the Company and the Participant following written notice by the Company to the Participant and his or her failure to promptly cure that breach; (3) commission of, and indictment for or formal admission to a felony, or any crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company; (4) engagement in fraud, misappropriation or embezzlement; (5) a reportable violation by the Participant of securities industries’ laws, rules or regulations; or (6) the Participant’s failure to adhere to and comply with the Company’s material policies and procedures applicable to the Participant. Notwithstanding anything herein to the contrary, if the Company terminates a Participant’s employment, and at the time of such termination of employment, an agreement between the Participant and the Company is then in effect and defines termination for “Cause,” the Participant shall be considered to have been terminated for Cause for purposes of the Plan only if such termination is treated as a termination for Cause under the terms of such separate agreement.

(b) “Change of Control” shall mean the occurrence after the effective date of the Plan of any of the following:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding Daniel G. Cohen, Christopher Ricciardi, the Company, Parent, any entity or person controlling, controlled by or under common control with Daniel G. Cohen, Christopher Ricciardi, the Company, Parent , any employee benefit plan of the Company or Parent or any such entity, and Executive and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Executive is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of Parent representing 30% or more of either (A) the combined voting power of Parent’s then outstanding securities or (B) the then outstanding common stock of Parent (in either such case other than as a result of an acquisition of securities directly from Parent, the Company or any of their respective subsidiaries); provided, however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering or a subsequent public offering of the common stock of Parent under the Securities Act of 1933, as amended; or

(ii) any consolidation or merger of Parent where the stockholders of Parent, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board of Directors of Parent at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board of Directors of Parent; provided that any director whose election, or nomination for election by the Parent’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors of Parent then still in office who were members of the Board of Directors of Parent at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the Compensation Committee of Parent.

(e) “Disability” shall mean a Participant’s inability to perform substantially and continuously the duties assigned to him due to a disability as defined in the Company’s long term disability plan then in effect, or, if no such plan is in effect, by virtue of ill health or other disability for more than 180 consecutive or non-consecutive days out of any consecutive 12 month period. Notwithstanding anything herein to the contrary, if the Company terminates a Participant’s employment, and at the time of such termination of employment, an agreement between the Participant and the Company is then in effect and defines termination for “Disability,” then the term “Disability” as used in such other agreement shall supersede the definition of Disability defined above.

(f) “Participant” shall mean each “Executive Officer” of the Company (as that term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, amended) designated as eligible to receive a cash bonus under the Plan and who also executes a consent to the terms of the Plan, as required hereunder.

(g) “Parent” shall mean Cohen & Company Inc., a Maryland corporation.

3. Participation. The Participants in the Plan are those employees designated by the Committee, at its sole discretion, and as reflected on the Company’s books and records; provided, however, that no employee shall become a Participant unless and until such employee executes a consent to the terms of the Plan, in substantially the form attached hereto as Exhibit A.

4. Term of Plan. The Plan shall be in effect from January 1, 2010 through the date of termination of the Plan by the Committee; provided, however, that the Plan shall be considered to remain in effect to the extent the Company or any Participant has any rights or obligations pursuant to the terms of the Plan that remain unresolved.

5. Entitlement to Cash Bonus.

(a) Each Participant shall be entitled to receive a cash bonus in the amount determined at the discretion of the Committee, subject to the satisfaction of the requirements set forth in the Plan and such other requirements as may be established by the Committee, at its discretion.

(b) Each Participant shall receive a payment of his or her cash bonus in the form of a lump sum cash payment in February 2010; provided, however, that no Participant shall have any entitlement to receive such cash bonus unless (i) such Participant remains actively employed or otherwise providing services to the Company as of the date of payment and (ii) such Participant executes a consent agreeing to be bound by the terms of the Plan (in substantially the form attached hereto as Exhibit A); and provided, further, that each Participant agrees and promises that he/she shall repay to the Company the portion of his or her cash bonus (taking into account only the net payment actually received by the Participant and not any amounts paid as required federal, state or local wage or tax withholding) that is not considered to have become vested, such vesting determination to occur in accordance with and as provided by Section 5(c) below. To the extent a Participant is obligated to repay a portion of his or her cash bonus, the Company shall be entitled to enforce its right to be repaid by any method available to it, including taking partial or full repayment of amounts owed to the Company from amounts otherwise owed by the Company to the Participant.

(c) Each Participant’s cash bonus shall be considered to become vested as follows: regardless of when Participant actually receives the cash bonus (that is, even if it occurs after a vesting date), as of January 31, 2010, the cash bonus shall be considered to be 8.33% vested, and on the last date of each month in 2010 thereafter the cash bonus shall be vested with respect to an additional 8.33% and the cash bonus shall be considered 100% vested as of December 31, 2010; provided, however, that the vesting described in this Section 5(c) shall terminate if Participant ceases to be employed with the Company due to the Participant’s voluntary resignation or if the Company terminates Participant’s employment for Cause (the foregoing, “Forfeiture Events”), and in such case, effective as of the date that such Participant ceases to be employed due to a Forfeiture Event, Participant shall be entitled to retain that portion of the cash bonus he/she had vested into on such date, and the Participant shall not vest into any further portion of his/her cash bonus following such date (and the Participant shall be obligated to repay to the Company the net amount received by Participant related to the unvested portion).

(d) Notwithstanding the foregoing, including Section 5(c), if the Participant remains actively serving as an employee or otherwise providing services to the Company as of the relevant event described below, the Participant’s vesting shall accelerate and shall be considered to be fully 100% vested on the first to occur of any of the following events that occur prior to December 31, 2010:

(i) The occurrence of a Change of Control;

(ii) The date the Participant’s relationship with the Company terminates by reason of the Participant’s death or Disability;

(iii) The date the Participant’s relationship with the Company is involuntarily terminated by the Company (except acceleration shall not occur if such termination by the Company was for Cause); or

(iv) The date the Participant’s relationship with the Company is terminated by the Participant for “Good Reason” (as defined in an agreement, if any, between the Participant and the Company then in effect). This Section 5(d)(iv) shall only apply to a Participant that has an agreement with the Company in effect on the date of termination that defines “Good Reason.”

Where vesting occurs by reason of the provisions of Section 5(d)(i), (ii), (iii) or (iv), the Participant shall be considered to be fully vested immediately and shall not be subject to any forfeiture or repayment obligation.

6. Committee.

(a) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

(i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties; and

(iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

(b) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

(c) Compensation and Expenses. Members of the Committee shall receive no separate compensation for services rendered as members of the Committee and shall only be compensated for their services as members of the Board of Directors of Parent and any other Committee of the Board of Directors of Parent which is entitled to compensation. Members of the Committee shall be entitled to receive from the Company their reasonable expenses incurred in administering the Plan.

(d) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

(e) Inspection of Documents. The Committee shall make available to the Participant and his beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of the Participant and his beneficiary under the Plan.

7. Effective Date, Termination and Amendment.

(a) Effective Date of Participation in Plan. Participation in this Plan shall be effective as of January 1, 2010, and shall continue thereafter until all cash bonuses are fully vested, forfeited or repaid to the Company, as expressly set forth in the Plan.

(b) Amendment and Termination of the Plan. The Plan may be terminated or revoked by action of the Committee at any time and amended by action of the Committee from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of an affected Participant, change the vesting schedule and the events related to vesting.

8. Miscellaneous Provisions.

(a) Unsecured Creditor Status. The Participant, when entitled to a cash bonus hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatsoever owned by the Company, or in which the Company may have any right, title, or interest now or at any time in the future.

(b) Other Company Plans. It is agreed and understood that any benefits under the Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that the Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

(c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(d) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss the Participant, or otherwise deal with the Participant to the same extent as though the Plan had not been adopted.

(e) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

(f) Claims. If, pursuant to the provisions of the Plan, the Committee denies the claim of the Participant or his beneficiary for benefits under the Plan, the Committee shall provide written notice within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

(i) the specific reasons for such denial;

(ii) the specific reference to the Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

(iv) an explanation of the Plan’s claim review procedure and the time limitations of this subsection applicable thereto.

If the Participant or his beneficiary is denied a claim for benefits, the Participant may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the Participant or his beneficiary or authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision in writing in a manner calculated to be understood by the Participant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons and the specific Plan references on which it is based.

(g) Withholding. The Company shall make in accordance with federal, state and local income tax law and regulations appropriate arrangements for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. The Company may provide, at its discretion, for any withholding and tax payments as may be required.

(h) The Plan is a payroll practice of the Company and is not intended to constitute an employee welfare benefit plan or pension benefit plan under the Employee Retirement Income Security Act of 1974.

Exhibit A

COHEN BROTHERS, LLC

2010 Executive Officers’ Cash Bonus Plan

Consent to Participation and Terms of Plan

I hereby agree that, as a condition to my receipt of a cash bonus in the amount of $                     under the terms of the Cohen Brothers, LLC 2010 Executive Officers’ Cash Bonus Plan (the “Plan”) that I am bound by all of the terms and conditions of the Plan. I hereby acknowledge that I have received and read a copy of the Plan, a copy of which is attached as an exhibit to this Consent. I understand that under circumstances described in the Plan, I may be obligated to repay all or a portion of the cash bonus payment I receive under the Plan, and that the Company has the right to enforce its rights to seek such repayment by any and all means available to it, including legal action that may be taken against me and by retaining amounts that the Company would otherwise be required to pay to me.

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